Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-39402, 333-46360, 333-128273, 333-66048, 333-62278 and 333-128043 on Form S-8, Post-Effective Amendment No. 3 to Registration Statement No. 33-01052 on Form S-8, and Registration Statement Nos. 333-155646 and 333-156387 on Form S-3 of our report dated February 27, 2009 (May 1, 2009 as to the effects of the adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements (SFAS 160), and related disclosure in Notes 2, 10, 12 and 17), relating to the financial statements of American Electric Power Company, Inc. and subsidiary companies (which report expressed an unqualified opinion and included explanatory paragraphs concerning the adoption of new accounting pronouncements in 2007 and 2006 and retrospective adjustments related to the adoption of SFAS 160) appearing in the Current Report on Form 8-K dated May 1, 2009 for American Electric Power Company, Inc.

/s/ Deloitte & Touche LLP

Columbus, Ohio
May 1, 2009